Exhibit 5.1

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB T2P 4B9
Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Enerplus Corporation

We consent to the use of our report dated February 18, 2021, on the consolidated financial statements of Enerplus Corporation, which comprise the consolidated balance sheets as of December 31, 2020 and December 31, 2019, the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, which is incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus included in the registration statement on Form F-10 dated June 15, 2021 of Enerplus Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

June 15, 2021

Calgary, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP.